EMPLOYMENT AGREEMENT

          AGREEMENT is effective as of the 20th day of January 2004 by and between CALYPTE BIOMEDICAL CORPORATION, having a place of business at 1265 Harbor Bay Parkway, Alameda, CA 94502 (hereinafter referred to as "EMPLOYER") and J. RICHARD GEORGE, residing at 9250 Mississippi Run, Brooksville FL 34613 (hereinafter referred to as "EMPLOYEE").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS,  the  EMPLOYER is engaged in the  business of  developing  and
marketing    urine-based    diagnostic   products   and   services   for   Human
Immunodeficiency Virus (HIV-1); and

         WHEREAS, the EMPLOYER is desirous of employing EMPLOYEE, and EMPLOYEE wishes to be employed by EMPLOYER in accordance with the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

         1.  EMPLOYMENT  DUTIES AND TERM:  EMPLOYER and EMPLOYEE  agree to enter
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into an Employment  Agreement,  and the within Employment Agreement is effective as of the date first written above. The EMPLOYER does hereby employ, engage and hire the EMPLOYEE as President and Chief Executive Officer of EMPLOYER for a period of three (3) years commencing January 20, 2004 and terminating January 19, 2007. The duties of EMPLOYEE shall include, but not be limited to, acting as President and Chief Executive Officer of EMPLOYER. EMPLOYEE will perform services on behalf of EMPLOYER with respect to the management and general supervision of the business of EMPLOYER.

         2. GOOD FAITH PERFORMANCE OF DUTIES:  The EMPLOYEE agrees that he will,
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at  all  times,  faithfully,  industriously,  and to the  best  of his  ability, experience and talent, perform all of the duties that may be required of and from him, pursuant to the expressed and implicit term hereof.

         3. COMPENSATION:  EMPLOYER shall pay to the EMPLOYEE,  and the EMPLOYEE
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agrees to accept from the EMPLOYER,  in full payment for the

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EMPLOYEE's services  hereunder,  compensation at the rate of $250,000 per annum.
EMPLOYEE will be paid bi weekly during the term of the within Agreement.

                                    In addition,  subject to the approval of the
Company's 2004 Incentive Plan by its stockholders, EMPLOYER agrees to award to EMPLOYEE 5,000,000 stock options to purchase 5,000,000 shares of common stock pursuant to the Company's 2004 Incentive Plan for a term of 10 years from date of grant, which date shall be on or as soon as reasonably practicable after the date the Company's stockholders shall approve the 2004 Incentive Plan. The exercise price and the vesting schedule of the options shall be as determined by the Company's Compensation Committee and consistent with other 2004 grants to executive officers and key employees.

                                    In  addition,  EMPLOYER  agrees to reimburse
EMPLOYEE for all verifiable expenses incurred by EMPLOYEE during the term of his employment. EMPLOYEE agrees to provide adequate written documentation as may be required with respect to said expenses.

         4.  VACATION:  Paid vacation  (taken  consecutively  or in segments) in
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accordance with the EMPLOYER's policies generally applicable to other executives of the Company from time to time, taken at such times as is reasonably consistent with proper performance by Employee of Employee's duties and responsibilities hereunder.

         5.  TERMINATION  WITHOUT CAUSE OR CHANGE IN CONTROL:  In the event that
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the Employment  Agreement is terminated by EMPLOYER  without cause,  or EMPLOYER sells an amount of its outstanding and issued common stock to any entity or third party which results in a change of control of EMPLOYER, then in such event, all stock options granted to EMPLOYEE in addition to options granted as per Paragraph "3" of this Agreement will be immediately vested in EMPLOYEE, and all payments due to EMPLOYEE for the full term of the Agreement will be due to EMPLOYEE.

         6.  DEDICATION OF TIME:  EMPLOYEE shall devote all of his working time,
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attention,  knowledge  and skill  solely and  exclusively  to the  business  and interest of the EMPLOYER. The EMPLOYEE expressly agrees that he will not, during the term hereof or for one (1) year from the termination of this Agreement, be involved directly or indirectly, in any form, fashion or manner, as a partner, officer, director, stockholder (owning in excess of 4.9%), advisor, consultant or employee in any other business similar to or in any way competing with the business of the EMPLOYER. Nothing herein contained shall, however, limit the rights of the EMPLOYEE to own up to 5% of the capital stock or other securities of any corporation, whose stock or securities are publicly owned or traded regularly on a public exchange or in the over-the-counter market, or to prevent the EMPLOYEE from investing financially in, or limiting the EMPLOYEE's rights to invest financially in, other businesses not allied with or competing with the business of the EMPLOYER, as long as EMPLOYEE continues to

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devote all of his  working  time,  attention,  knowledge  and skill,  solely and exclusively to the business and interest of the EMPLOYER. EMPLOYEE will be permitted to serve on the Board of Directors of publicly owned companies.

         7.  CONFIDENTIALITY:  During the terms of EMPLOYEE's  employment  under
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this  Agreement,  and for one (1) year  thereafter,  the  EMPLOYEE  specifically agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any confidential or proprietary information of any kind, nature or description concerning any matters affecting or relating to the business of the EMPLOYER including, without limiting the generality of the foregoing, any of its customers, its manner of operations, its plans, its ideas, processes, programs, its intellectual property or other data, information or materials of any kind, nature or description, without regard to whether any or all of the foregoing matters shall be deemed confidential, material or important. The parties hereto stipulate that, as between them, the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the EMPLOYER and its goodwill, and that any breach of the terms of this Paragraph is a material breach thereof, except where the EMPLOYEE shall be acting on behalf of the EMPLOYER. EMPLOYEE understands and agrees that, in the event that EMPLOYEE violates the terms and conditions, as stated in this Paragraph, that he will be subject to an injunction and damages, and understands and agrees that EMPLOYER's remedy to prevent further or continued damages will include a petition for injunctive relief. EMPLOYEE expressly acknowledges that the restrictions contained in this Paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER's interests.

                                    EMPLOYEE further understands and agrees that
EMPLOYER, in entering into this Agreement, is relying upon EMPLOYEE's representation and warranty that all trade secrets and other proprietary information of EMPLOYER will be kept strictly confidential by EMPLOYEE and not utilized by EMPLOYEE in any manner whatsoever other than on EMPLOYER's behalf during the course of EMPLOYEE's employment with EMPLOYER.

         8.  NON-COMPETITION:  EMPLOYEE  agrees  that,  during  the term of this
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Agreement  and for one (1) year after  termination  hereof,  he shall  not,  for himself or any third party, directly or indirectly, divert or attempt to divert from the EMPLOYER or its subsidiaries or affiliates any business of any kind in which it is engaged or employed, solicit for employment, or recommend for employment any person employed by the EMPLOYER or by any of its subsidiaries or affiliates, during the period of such person's employment and for a period of one (1) year thereafter. EMPLOYEE expressly acknowledges that the restrictions contained in this paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER's interests.

         9. EARLY  TERMINATION:  It is expressly  understood and agreed
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that the terms of this  Agreement,  may be terminated  by the EMPLOYER  prior to
January 19, 2007, upon the occurrence of any of the following events:

                                    (a)  Automatically  and without  notice upon
the death of the EMPLOYEE; it is also understood that EMPLOYEE will be entitled to three (3) months' salary which will be payable to his estate;

                                    (b)  Persistent  absenteeism  on the part of
the EMPLOYEE, which in the reasonable judgment of the Board of Directors of the Company is having or will have a material adverse effect on the performance of the EMPLOYEE's duties under this Agreement;

                                    (c)  Deliberate   and  willful   failure  to
perform normal services and duties required of EMPLOYEE pursuant to this Agreement, except if the performance of such duties or services would result in a violation of EMPLOYEE's fiduciary responsibility to the Company and its shareholders or is in a violation of applicable laws;

                                    (d) Any willful act or failure to act, which
in the reasonable opinion of the Board, is in bad faith and to the material detriment of the EMPLOYER;

                                    (e) Conviction of a felony  involving  moral
turpitude or dishonesty;

                                    (f)  Total  or  partial  disability  of  the
EMPLOYEE for a period of three (3) consecutive months or ninety (90) days, in the aggregate, so that he is prevented from satisfactorily performing a substantial part of his duties; it being further understood and agreed that any proceeds received by EMPLOYEE from a policy of disability benefits insurance or any other proceeds received from any Federal, State or Municipal agency of government will be credited to the amount of compensation paid to EMPLOYEE by EMPLOYER; and

                                    (g) Fraudulent misconduct of the EMPLOYEE.

                                    The  Agreement  shall not be  terminated  by
any:

                                    (a)  Merger  or  consolidation,   where  the
Company is not the consolidating or surviving; or

                                    (b)   Transfer  of  all  or  a   substantial
majority of the assets of the Company;

                                    (c)  Acquisition or control of fifty percent
(50%) or more of the Company's issued and voting equity share capital by any party, or by parties

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acting in concert or under common control.

                                    In the event of any merger or  consolidation
or transfer of all, or a substantial majority, of the assets of the Company or acquisition or control of fifty percent (50%) (or an amount of stock ownership that has the ability to elect the Board of Directors of EMPLOYER) or more of the Company's issued and voting equity share capital by any party or by parties acting in concert or under common control, the surviving or resulting entity or the transferee or transferees of the Company's assets or its issued and voting equity share capital, shall be bound by, and shall have the benefit of, the provision of this Agreement, and the Company shall endeavor to take all actions necessary to ensure that such entity or transferee or transferees shall be bound by the provisions of the Agreement. Moreover, in the event of such merger or consolidation, or transfer of all or a substantial majority of the assets of the Company or acquisition of the Company of the Company's issued and voting equity share capital as aforesaid, the EMPLOYEE may, at his option, continue his employment under the terms of this Agreement, or upon giving not less than thirty (30) days notice, no later than thirty(30) days (or as soon thereafter as a merger or consolidation or transfer of all or a substantial majority of assets is announced) prior to the announced or anticipated date of merger or consolidation or transfer of all or a substantial majority of assets of the Company, by registered mail, to the registered office of the Company, requiring the Company to effect full settlement of all the EMPLOYEE's entitlements under the terms of this Agreement, which settlement shall also include the payment of EMPLOYEE's remuneration for the full term of the Agreement.

         10.  BENEFITS:  EMPLOYER agrees that EMPLOYEE will be entitled,  during
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the term,  to all  fringe  benefits  in effect  for  executive  officers  of the
EMPLOYER, such as Blue Cross/ Blue Shield and Major Medical

         11. NO WAIVER:  The parties  hereto do further  agree that no waiver or
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modification  of this  Agreement or of any  covenant,  condition  or  limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith, and that no evidence of any proceedings or litigation between either of the parties arising out of or affecting this Agreement or the rights and obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

         12.  GOVERNING LAW: The parties hereto agree that it is their intention
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and  covenant  that  this  Agreement  and the  performance  hereunder  shall  be construed in accordance with and under the laws of the State of California, and that the terms hereof may be enforced in any court of competent jurisdiction in an action for specific performance which may be instituted under this Agreement, and that in the event of any dispute or claim under the within Agreement, that same will be resolved in the Courts of the State of California.

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         13. LIMITED  INDEMNIFICATION:  EMPLOYER  indemnifies and holds harmless
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EMPLOYEE  from any claims of any type against  EMPLOYER  that arise prior to the date of the commencement of this Agreement.

         14. OPPORTUNITY TO REVIEW:  EMPLOYEE and EMPLOYER warrant and represent
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that  each  has  had  sufficient  and  adequate   opportunity  to  consult  with
independent counsel concerning the within Agreement, and has requested that the firm of Baratta & Goldstein prepare the within Agreement, and is aware that said firm is relying upon the within representation prior to the parties entering into the Agreement herein.

         15. NOTICES:  All notices required or  permitted  to be given by either
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party  hereunder  shall be in writing  and  mailed by  registered  mail,  return receipt requested and by regular mail to the other party addressed as follows:

                       If to EMPLOYER at:
                       CALYPTE BIOMEDICAL CORPORATION
                       1265 Harbor Bay Parkway
                       Alameda, CA 94502

                       If to EMPLOYEE at:
                       J.  RICHARD  GEORGE  9250   Mississippi  Run
                       Brooksville, FL 34613

Any notice mailed, as provided above, shall be deemed completed on the date of receipt, or five (5) days from the postmark on said postal receipt.

         16. CAPTION  HEADINGS:  Caption headings in this Agreement are provided
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merely for convenience and are of no force and effect.

         17.  ENTIRE  AGREEMENT:  This  Agreement  contains the total and entire
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Agreement  between the  parties  and shall,  as of the  effective  date  hereof, supersede any and all other Agreements between the parties. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied upon his or its own judgment in entering into same, and that the within Agreement has been approved by the EMPLOYERS compensation committee and its board of directors.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.

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                                            CALYPTE BIOMEDICAL CORPORATION

                                            By:  /s/ Julius R. Krevans for the
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                                                 Compensation Committee
                                                 -------------------------------
                                                 /s/ J. Richard George
                                                 -------------------------------
                                                     J. RICHARD GEORGE